Exhibit 99.(a)

Firstgold Closes First Tranche of Previously Announced Financing.

Cameron Park, California, February 29, 2008 - Firstgold Corp. (OTCBB: FGOC) today announced that it has completed the first tranche of the equity component of the two financings it is carrying out in order to satisfy the terms of its conditional listing requirements with the Toronto Stock Exchange. The Company has completed a placement of 5,094,193 units at a price of $0.65 per unit through D&D Securities Company to raise gross proceeds of $ $3,311,225.45. Each unit consists of one share and one half of a share purchase warrant. Each full warrant entitles the holder to acquire an additional share of Firstgold Corp stock at an exercise price of $0.80 for a period of 18 months from the date of closing.

"We are very pleased to get this investment completed. We expect the balance of the previously announced D&D Securities Company financing to be completed on similar terms next week." commented Firstgold Corp Chairman and CEO Steve Akerfeldt.

The second component of the financing is a convertible debenture. Firstgold is in negotiations with  a US based Institutional Fund (“Investor”) to consummate a private placement of a minimum of US $5,000,000 to a maximum of US$8,000,000  in secured convertible debentures (the “Debentures”).  The net proceeds of the offerings will be used to finance activities at Firstgold Corp.'s Relief Canyon Mine project, to further exploration activities at its leased properties and for general corporate purposes.

Subject to final negotiations, completion of definitive documents, delivery of items customary in such investments and regulatory approval, the Debentures will be issued in two tranches of $5,000,000 and $3,000,000 respectively and will bear interest at 11% annually, and shall be convertible at $0.80 per share.   The second tranche of the Debentures is subject to the deliverability of an engineering report on the Relief Canyon project acceptable to the Investor as well as items customary in such investment. On the closing of the transaction Firstgold shall issue the Institutional Fund warrants which shall expire five years after issuance. If the full $8,000,000 in convertible debentures are issued Firstgold will issue the following warrants, otherwise the warrants will be reduced on a pro rata basis to reflect the lower amount funded.

A.	Warrant A to purchase $900,000 of the Company’s Common Stock at $1.00 per share.

B.	Warrant B to purchase $2,400,000 of the Company’s Common Stock at $1.25 per share.

C.	Warrant C to purchase $2,400,000 of the Company’s Common Stock at $1.50 per share.

 “The Firstgold world is unfolding as it should; we anticipate closing the balance of the equity component and the first $5,000,000 of the debenture to occur upon satisfaction of the conditions referenced herein. Subject to these financings being completed to the satisfaction of the Toronto Stock Exchange we would expect this will complete a significant condition  to listing on the TSX.  Couple that with the strength of the gold market and our ongoing progress at our Relief Canyon facility and we can’t help but be optimistic about 2008” commented Mr. Akerfeldt Firstgold CEO.

Firstgold currently leases over 30,000 acres of prime exploration property in Nevada however its principal project is Relief Canyon. The Relief Canyon mine recently had its Plan of Operation reinstated in the state of Nevada and the company is conducting extensive drilling and development analysis on the project. Relief Canyon is located outside Lovelock Nevada on the site of the previously producing Pegasus Gold Mine. Additional information about Firstgold Corp. can be found by visiting its web site at www.firstgoldcorp.com.

Safe Harbor Statement
The matters discussed in this release contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended that involve risks and uncertainties. Although Firstgold Corp. believes that the expectations reflected in such forward-looking statements are reasonable; the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Firstgold Corp. cautions investors that any forward-looking statements made by Firstgold Corp. are not guarantees of future performance and those actual results may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those reflected in forward-looking statements include, but are not limited to, risks and uncertainties regarding the actual mineralization of Firstgold Corp.'s mining properties, the unproven nature of and potential changes to Firstgold Corp.'s business model, the risk that the capital and other resources that Firstgold Corp will need to exploit its business model will not be available, and the risks discussed in Firstgold Corp's Form 10-KSB and in Firstgold Corp.'s 10-QSBs and in Firstgold Corp.'s other filings with the Securities and Exchange Commission.
Contact Information: info@firstgoldcorp.com